Exhibit 99.1

Venus Concept Inc. Announces Issuance of $2.0M of Convertible Notes

Sale of convertible notes provides additional financial flexibility and support for the Company’s path to cash flow breakeven

TORONTO, January 19, 2024 (GLOBE NEWSWIRE) – Venus Concept, Inc. (“Venus Concept” or the “Company”) (NASDAQ: VERO), a global medical aesthetic technology leader, announced today that it has issued new secured convertible notes to EW Healthcare Partners, L.P. and one of its affiliates (“EW Healthcare”) in an aggregate principal amount of $2.0 million. The convertible notes have a maturity date of December 9, 2025 and an annual interest rate of 90-day Adjusted SOFR + 8.5% that is payable in kind on a quarterly basis. The notes are convertible at any time into shares of common stock of the Company (“Common Stock”) at an initial conversion price of $1.251 per share, subject to adjustment. The convertible notes include a mandatory redemption provision for part or all of the notes upon the Company or Venus Concept USA Inc. receiving payments in connection with employee retention credits, and the occurrence of certain specified events.

“I want to thank EW Healthcare for their valuable partnership and support of the Company over many years,” said Rajiv De Silva, Chief Executive Officer of Venus Concept. “While our fourth quarter 2023 revenue results were softer-than-expected due to the impact of restructuring activities related to improving profitability in our international markets and the difficult financing environment for customers in all markets including the US, we are pleased to deliver on our primary objective for 2023 - to reduce our cash used in operations by approximately 50% year-over-year. This new debt financing provides Venus Concept with additional liquidity to support ongoing operations and execution of our near-to-intermediate term strategic turnaround objectives.”

Additional information regarding the convertible notes will be set forth in a Current Report on Form 8-K, which the Company expects to file with the Securities and Exchange Commission (“SEC”) today.

The offer and sale of the foregoing securities are being made in a transaction not involving a public offering and have not been registered under the Securities Act of 1933, as amended (the “1933 Act”), or applicable state securities laws. The securities may not be offered or sold in the United States absent registration or pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. The Company has agreed to file a registration statement covering the resale of the Common Stock issuable upon conversion of the notes.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities in the described offering, nor shall there be any offer, solicitation or sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking” statements within the meaning of Section 27A of the 1933 Act and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements about the Company’s financial condition, and other statements containing the words “expect,” “intend,” “may,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates, forecasts, and projections about the Company’s business and the industry in which it operates and management’s beliefs and assumptions and are not guarantees of future performance or developments and involve known and unknown risks, uncertainties, and other factors that are in some cases beyond the Company’s control. Factors that could materially affect the Company’s business operations and financial performance and condition include, but are not limited to, those risks and uncertainties described under Part I Item 1A—“Risk Factors” in the Company’s most recent Annual Report on Form 10-K, Part II Item 1A—“Risk Factors” in the Company’s most recent Form 10-Q and in other documents the Company may file with the SEC. You are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. The forward-looking statements are based on information available to the Company as of the date hereof. Unless required by law, the Company does not intend to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise.

About Venus Concept

Venus Concept is an innovative global medical aesthetic technology leader with a broad product portfolio of minimally invasive and non-invasive medical aesthetic and hair restoration technologies and reach in over 60 countries and 14 direct markets. Venus Concept’s product portfolio consists of aesthetic device platforms, including Venus Versa, Venus Legacy, Venus Velocity, Venus Fiore, Venus Viva, Venus Glow, Venus Bliss, Venus BlissMAX, Venus Epileve, Venus Viva MD and AI.ME. Venus Concept’s hair restoration systems include NeoGraft® and the ARTAS iX® Robotic Hair Restoration system. Venus Concept has been backed by leading healthcare industry growth equity investors including EW Healthcare Partners (formerly Essex Woodlands), HealthQuest Capital, Longitude Capital Management, Aperture Venture Partners, and Masters Special Situations.

Investor Relations Contact:

ICR Westwicke on behalf of Venus Concept:
Mike Piccinino, CFA
VenusConceptIR@westwicke.com